Exhibit 4.1

ARCADIA BIOSCIENCES, INC. CORPORATE DELAWARE CUSIP 039014 20 4 SEE REVERSE FOR CERTAIN DEFINITIONS Countersigned: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC 6201 15th Avenue, Brooklyn, NY 11219 By Transfer Agent and Registrar Authorized Officer ARCADIA BIOSCIENCES, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AUTHORIZED: 150,000,000 COMMON SHARES, $0.001 PAR VALUE PER SHARE This Certifies That is the owner of Fully Paid and Non-Assessable Common Stock, $0.001 Par Value of ARCADIA BIOSCIENCES, INC. transferable on the books of this Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Articles of Incorporation and the Bylaws of the Corporation, as now or hereafter amended. This Certificate is not valid until countersigned by the Transfer Agent. IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation. Dated: SECRETARY 001